SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 19, 2014

Date of Report

(February 18, 2014)

Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of Executive Officer Compensation

On February 4, 2014, DURECT Corporation (the “Company”) filed a Form 8-K describing a summary of actions taken by the Compensation Committee of the Company for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission. As described in that Form 8-K, these executives were awarded bonuses for performance in 2013 as determined by the Compensation Committee on January 31, 2014, with such bonuses to be paid 25% in cash and 75% in stock options. On February 18, 2014, each of these executive officers notified the Company that they were voluntarily declining to receive the cash bonus. In so doing, this represents the third consecutive year in which these officers receive no cash bonus for performance in the preceding year.

The amounts being foregone by individual are as follows:

James E. Brown, D.V.M., President and Chief Executive Officer	$60,095
Felix Theeuwes, D. Sc., Chairman and Chief Scientific Officer	$44,786
Matthew J. Hogan, Chief Financial Officer	$26,301
Su IL Yum, Ph.D., Executive Vice President, Pharmaceutical Research & Development	$26,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: February 19, 2014	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer